Amendment to
                             Retainer Agreement
                     Translation and Business Consulting

THIS is an Amendment to the Retainer and Translation Agreement dated August 19, 2002 by and between Petrol Oil and Gas, Inc. ("Petrol"), having it's principal place of business at 6265 S, Stevenson Way, Las Vegas, Nevada 89120, and Goran Blagojevic, Inc. ("Goran"), having it's principal place of business at Piazzetta, Chiavica, Verona, Italy 37121. This Addendum is made as of this 20 day of December, 2002.

WHEREAS, Petrol, a privately held oil and gas exploration and development company looking to develop its gas reserves in and around Coffey County, Kansas is seeking prospective Working Interest (WI) Partners in Europe and other areas and is in need of business consulting services to support that endeavor,

AND WHEREAS, Goran is fluent in several European languages, understanding of most foreign business customs and practices, and skilled in assessing potential business partnerships.


NOW, THEREFORE, in consideration of the mutual covenants as set forth herein and in the Retainer and Translation Agreement, the parties agree as follows:

1.   Additional Services to be performed by Goran.

     1.1 Goran shall assist Petrol in locating, and evaluating potential businesses or individuals in Europe and other areas that would make high-quality candidates as Working Interest (WI) Partners for Petrols field development program.


     1.2 Goran shall work with Petrol in developing these leads by assessing the economic and business related qualifications of potential WI Partners, act a liaison with both parties, support Petrol in transacting any agreements with WI Partners, research and clarify federal and local laws pertaining to suchtransactions, and make recommendations on appropriate terms and conditions regarding contracts or business agreements in the area of WI partnerships with foreign entities.

2.   Payment for Services.

     2.1 Petrol Agrees to issue Goran a Warrant to Purchase 500,000 Shares of Petrol Oil and Gas, Inc. Common Stock, Par Value $0.001.

     2.2 The terms and conditions of the Warrant are as described in the Warrant, and a copy of the Warrant is attached to and becomes part of this Agreement.

3.   Miscellaneous

     3.1 Confidentiality The parties may wish, from time to time, in connection with the work contemplated in this Agreement, to disclose confidential information to each other and to potential WI Partners ("Confidential Information"). Each party will use reasonable efforts to prevent the disclosure of any of the other party's Confidential Information to third parties upon receipt thereof. The recipient may acquire information that pertains to the disclosure's processes, equipment, programs, developments, or plans that are both (i) disclosed or made known by the disclosure to the recipient to be confidential in nature and (ii) identified in writing as "proprietary" by the disclosure. The recipient agrees not to disclose any Confidential Information to third parties or to use any Confidential Information for any purpose other than performance of the services contemplated by this Agreement, without prior written consent of the disclosing party.

     3.2 Term of Agreement. This Agreement may be terminated at any time, by any party, for any reason, and bears no terms and conditions otherwise.

     3.3 Dispute. The Parties exclusively consent to submit any dispute arising out of, or with respect to this Agreement or the performance of this Agreement to the jurisdiction and venue of an appropriate court located in Clark County, State of Nevada, United States of America.

     3.4 This Agreement constitutes the entire agreement between the parties hereto, supersedes all existing agreements between them, and cannot be changed or terminated except by a written agreement signed by the parties. There are no understandings, agreements, or representations, expressed or implied, with respect to the subject matter hereof that are not specified herein.

     3.5 This Agreement is made in, and shall be interpreted in accordance with the laws of the United States of America, State of Nevada applicable to contracts to be performed entirely within the State, and without regard to principles of conflicts of laws.

     3.6 This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.



     Petrol Oil and Gas, Inc.



     By/s/ Paul Branagan
          Paul Branagan, President/CEO


     Goran Blagojevic Inc.


     By/s/ Gran Blagojevic
          Goran Blagojevic